UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 29, 2007

STATER BROS. HOLDINGS INC.
(Exact name of registrant as specified in its charter)
Commission file number 001-13222

Delaware (State or other jurisdiction of incorporation)	33-0350671 (I.R.S. Employer Identification No.)

21700 Barton Road Colton, California (Address of principal executive offices)	92324 (Zip Code)
Registrant’s telephone number, including area code: (909) 783-5000
N/A
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 — Matters Related to Accountants and Financial Statements
Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
On March 29, 2007, after a discussion by company representatives with the Securities and Exchange Commission (“SEC”) regarding SEC comment letters to the Company dated January 23, 2007 and February 26, 2007 and discussion with the Company’s Audit Committee and the Company’s independent registered public accounting firm, Ernst & Young, management determined that its Annual Report on Form 10-K for the year-ended September 24, 2006 should be restated and that its Quarterly Report on Form 10-Q for the quarter ended December 24, 2006 should be amended.
The Company determined the classification of certain amounts related to the purchase of its 10.75% Senior Notes due 2006 and its 5.0% Subordinated Note due 2007 and the early amortization of the remaining debt issuance costs related to these Notes in the Company’s consolidated statements of cash flows for the fiscal year ended September 26, 2004 should be classified as a use of cash within cash provided by operating activities rather than as cash provided by financing activities as previously classified. Management also reviewed the classification of amortization of debt issuance costs in the Company’s consolidated statements of cash flows for the fiscal years ended September 26, 2004, September 25, 2005 and September 24, 2006 and determined that the amounts should be classified as a non-cash item within cash provided by operating activities rather than changes in operating assets within cash provided by operating activities. Additionally, management determined that amounts billed to customers for product shipments should be classified as sales rather than cost of goods sold in our consolidated statements of income.
The Audit Committee and Ernst & Young concurred with management that the Company should amend its Annual Report on Form 10-K for the year ended September 24, 2006 as filed with the SEC on December 20, 2006 its Quarterly Report on Form 10-Q for the quarter ended December 24, 2006 as filed with the SEC on February 7, 2007 to properly reflect the reclassifications described above.
As a result of the Company’s decision to restate its consolidated financial statements for the years ended September 26, 2004, September 25, 2005 and September 24, 2006 and to amend the consolidated interim financial statements for the quarters ended December 25, 2005 and December 24, 2006 the Company’s Annual Report on Form 10-K as filed with the SEC on December 20, 2006 and the Company’s Quarterly Report on Form 10-Q as filed with the SEC on February 7, 2007 should no longer be relied upon.
On March 30, 2007, the Company filed with the SEC on Form10-K/A amended consolidated financial statements for the years ended September 26, 2004, September 25, 2005 and September 24, 2006 and filed with the SEC on Form 10-Q/A amended interim consolidated financial statements for the quarters ended December 25, 2005 and December 24, 2006.
Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Stater Bros. Holdings Inc.
By:	/s/ Phillip J. Smith
Phillip J. Smith
Executive Vice President and Chief Financial Officer

Date: April 2, 2007